Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

                This Agreement to Amend the Employment Agreement is made this ________ day of February, 2007 by and between Bucyrus International, Inc. (the “Company”) and Craig R. Mackus (the “Executive”).

                WHEREAS, on May 21, 1997, the Company and the Executive entered into an Employment Agreement (the “Employment Agreement”) with respect to the terms and conditions of the Executive’s employment with the Company, which Employment Agreement provides, among other items, severance payments if the Company terminates the Executive’s employment without cause or, following a change in control of the Company, if Executive resigns for good reason;

                WHEREAS, on February ____, 2007, the Company and the Executive entered into a Key Executive Employment and Severance Agreement (the “KEESA”) which provides Executive with certain severance benefits in the event he experiences a covered termination of employment upon or following a change in control of the Company;

                WHEREAS, the Company and the Executive desire to amend the Employment Agreement in order to avoid a duplication of severance benefits following a change in control of the Company;

                WHEREAS, the severance payment provided under the Employment Agreement may be considered deferred compensation subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which was effective January 1, 2005;

                WHEREAS, the Company and the Executive also desire to amend the Employment Agreement to comply with the provisions of Code Section 409A.

                NOW, THEREFORE, in consideration of the premises and for the mutual consideration hereinafter set forth and provided in the Employment Agreement and KEESA, the parties agree as follows:

                1.             Effective on the date hereof, Section 6 of the Employment Agreement is deleted in its entirety, and all subsequent sections and references thereto are re-numbered accordingly.

                2.             Effective immediately prior to a Change in Control of the Company (as defined in the KEESA), the Employment Agreement shall terminate and the Company and Executive shall have no further rights or obligations under the Employment Agreement. Notwithstanding the foregoing, if the Executive becomes entitled to the benefits provided by Section 2 of the KEESA in connection with the Executive’s termination of employment prior to a Change in Control of the Company, Executive shall be entitled to the benefits payable under the KEESA in lieu of the severance payment provided under the Employment Agreement.

                3.             Effective as of January 1, 2005, Section 5 of the Employment Agreement is amended by adding a new paragraph to the end thereof to read as follows:

                “Notwithstanding the foregoing, if at the time of Employee’s termination of employment Employee is considered a “specified employee” within the meaning of Internal Revenue Code Section 409A, and if the severance payment does not meet the requirements for a short-term deferral or is otherwise not exempt from the application of Code Section 409A, then payment of the continued Base Salary shall be delayed until the first day of the seventh month following the month in which such termination of employment occurs. In such event, the first six months of continued Base Salary payments shall be accumulated and paid in a lump sum (without interest thereon) following the end of the six-month delay, and the remaining six months of Base Salary shall be paid in accordance with the normal payroll practices of the Company thereafter. In addition, severance benefits will be paid only if Employee’s termination of employment qualifies as a “separation from service” within the meaning of Code Section 409A.”

                4.             Except as provided herein, the provisions of the Employment Agreement shall continue in full force and effect. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EXECUTIVE	BUCYRUS INTERNATIONAL, INC.

/s/ Craig R. Mackus	By:	/s/ Timothy W. Sullivan

Craig R. Mackus		Name: Timothy W. Sullivan
Title: President and Chief Executive Officer
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